Exhibit 99.b

PROMISSORY NOTE

$XXX,XXX.00	_________, 200___

        FOR VALUE RECEIVED, TenderCare International, Inc., the undersigned, promises to pay to the order of Edward Reiss whose address is PO Box 5200, Westport, CT 06881 (or at such place as the holder hereof may designate), the sum of _________ ____________________________________, together with interest of seven percent per annum (7.00%), payable on demand.

        THERE will be no pre-payment penalty on this Note.

        IF DEFAULT is made in payment after demand, and such default shall continue for a period of 10 days, then the holder hereof may, at its option, declare the whole sum then remaining unpaid and immediately due and payable. In case of any such default, the undersigned agrees to pay all costs of collection including reasonable attorney’s fee, whether or not suit is instituted.

        PRESENTMENT for payment, demand, notice of dishonor, protest, notice of protest and any homestead or personal property exemption allowed by the constitutions or laws of any state are hereby waived by the undersigned. Failure by the holder hereof to exercise any option granted it hereunder shall not constitute a waiver or future right. The term “undersigned” as used herein shall include all makers, co-makers, endorsers, sureties and guarantors hereof.

Signed: __________________________	Signed: _____________________

Title: ____________________________	Title: _______________________

Date: ____________________________	Date: _______________________

TenderCare International, Inc.

PROMISSORY NOTE

$XXX,XXX.00	_________, 200___

        FOR VALUE RECEIVED, TenderCare International, Inc., the undersigned, promises to pay to the order of Brenda Schenk whose address is PO Box 5200, Westport, CT 06881 (or at such place as the holder hereof may designate), the sum of _________ ____________________________________, together with interest of seven percent per annum (7.00%), payable on demand.

        THERE will be no pre-payment penalty on this Note.

        IF DEFAULT is made in payment after demand, and such default shall continue for a period of 10 days, then the holder hereof may, at its option, declare the whole sum then remaining unpaid and immediately due and payable. In case of any such default, the undersigned agrees to pay all costs of collection including reasonable attorney’s fee, whether or not suit is instituted.

        PRESENTMENT for payment, demand, notice of dishonor, protest, notice of protest and any homestead or personal property exemption allowed by the constitutions or laws of any state are hereby waived by the undersigned. Failure by the holder hereof to exercise any option granted it hereunder shall not constitute a waiver or future right. The term “undersigned” as used herein shall include all makers, co-makers, endorsers, sureties and guarantors hereof.

Signed: __________________________	Signed: _____________________

Title: ____________________________	Title: _______________________

Date: ____________________________	Date: _______________________

TenderCare International, Inc.